AMENDMENT NO. 2
                                       to
                           LOAN AND SECURITY AGREEMENT
                          dated as of December 18, 1997


     THIS AMENDMENT NO. 2 dated as of April 15, 1998 is made by and among SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders parties from time to time to the Loan Agreement (as hereinafter defined), and BANKBOSTON, N.A. ("BankBoston"), as the agent (the "Agent") for the Lenders.
                             Preliminary Statements

                  The Borrower, the Lenders and the Agent are parties to a Loan and Security Agreement dated as of December 18, 1997, as amended by Amendment No. 1 dated as of March 11, 1998 (as so amended and in effect, the "Loan Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined). The Borrower has requested that the Loan Agreement be amended to permit certain sale/leaseback transactions and certain other changes, and the Lenders and the Agent have agreed, upon and subject to the terms, conditions and provisions of this Amendment.

                  Accordingly, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Amendments to Loan Agreement. From and after the Amendment Effective Date, subject to satisfaction of the conditions set forth in Section 2, the Loan Agreement is hereby amended as follows:
     (a) by amending the provisions of SECTION 1.1 Definitions thereof
                           (i) by amending the definition Capitalized Lease Obligations by inserting the phrase "incurred after the Agreement Date" immediately after the phrase "Capitalized Lease" appearing therein; and

                           (ii)by adding the following additional definitions to
                               read as follows:

                  Permitted Sale/Leaseback means any Asset Disposition structured as an arrangement, in form and substance acceptable to the Agent in its reasonable business judgement and pursuant to documents provided to and approved by the Agent prior to such Asset Disposition, with any Person providing for the leasing by the Borrower from such Person of certain personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower to such Person, and which results in the incurrence of a Capitalized Lease Obligation by the Borrower.

                  (b) by amending SECTION 12.2 Debt by deleting clause (d) appearing therein in its entirety and redesignating clauses (e), (f),
         (g), (h) and (i)  appearing  therein as clauses (d), (e), (f), (g), and
         (h), respectively, and by amending the then-designated clause (h) in its entirety to read as follows:

                            (h) in addition to Debt  described in the  foregoing
                  clauses (a) through (g), other Debt of the Borrower, the outstanding principal amount of which does not exceed $30,000,000 at any time.

                  (c) by amending SECTION 12.7 Merger, Consolidation and Sale of Assets by redesignating clauses (d) and (e) appearing therein as clauses (e) and (f), respectively, and inserting a new clause (d) immediately after clause (c) thereof to read as follows:

                  (d) Permitted Sale/Leasebacks, to the extent permitted by the provisions of Section 12.2(h),

                  (d) by  amending  SECTION  12.9  Liens by  inserting  the word
         "Permitted"   immediately  before  the  phrase  "Purchase  Money  Debt"
         appearing therein.

                  Section 2. Effectiveness of Amendment. This Amendment shall become effective on the first date (the "Amendment Effective Date") on which the Agent has received each of the following, each in form and substance satisfactory to the Agent and the Required Lenders:

     (a) seven copies of this Amendment duly executed and delivered by the Borrower and each Lender;

     (b) a Consent and Confirmation of Guarantor in the form attached hereto as Annex A duly executed and delivered by the Subsidiary Guarantor;

                  (c) a certificate of the Secretary of the Borrower as to the articles or certificate of incorporation and bylaws of the Borrower, corporate resolutions authorizing the transactions contemplated by this Amendment and the incumbency of officers of the Borrower, all as in effect on the Amendment Effective Date;

                  (d) a certificate of the Chief Operating Officer or the Chief Financial Officer of the Borrower to the effect that both before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects and that no Default or Event of Default exists;

                  (e) an opinion of counsel for the Borrower as to the due authorization, execution and delivery of this Amendment and the other Loan Documents contemplated hereby to be delivered in connection with the effectiveness hereof by the Borrower as to the enforceability of this Amendment, the Loan Agreement as amended hereby and such other Loan Documents, and such other matters as any Lender through the Agent may reasonably request; and

                  (f) such other agreements, certificates, instruments and other documents as any Lender through the Agent may reasonably request in connection with the transactions contemplated hereby.

                  Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that it has the corporate power and has taken all actions necessary to authorize it to execute and deliver this Amendment and the other documents contemplated to be delivered by it pursuant to this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment and under such other documents; that this Amendment has been and each such other document when executed and delivered by the Borrower will have been, duly executed and delivered by the Borrower; and that the Loan Agreement as amended hereby and each such other document, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  Section 4. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  Section 5.        Counterpart Execution; Governing Law.

                  (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           SYNTHETIC INDUSTRIES, INC.



   [Corporate Seal]                                           By:
                                                                 Name:
ATTEST:                                                 Title:


------------------------------
[Assistant] Secretary

                                  BANKBOSTON, N.A., as the Agent and as a Lender


                                           By:
                                                 Stephen Y. McGehee
                                                 Managing Director


                                           SANWA BUSINESS CREDIT
                                             CORPORATION


                                           By
                                              Name:
                                              Title:


ASSOCIATION                                SOUTHTRUST BANK, NATIONAL



                                           By:
                                              Name:
                                              Title:

                                                                      ANNEX A
                                                              To Amendment No. 2



                      CONSENT AND CONFIRMATION OF GUARANTOR

                  The undersigned, in its capacity as a Guarantor under the Guaranty (Subsidiary) dated as of March 11, 1998 (as modified or amended to date, the "Guaranty"), in favor of the Lender, hereby expressly acknowledges and confirms, for the benefit of the Borrower and the Lender, that (1) the Guarantor has an economic interest in the financial success of the Borrower and the transactions contemplated by the Loan Agreement and the Amendment, and hereby confirms to the Lender the benefits to the Guarantor by reason of such transactions, (2) such Guarantor has received a copy of Amendment No. 2 to Loan and Security Agreement dated as of April 15, 1998 (the "Amendment") and consents thereto and (3) the Guaranty of which such Guarantor is the maker constitutes a continuing, unconditional guaranty of the Guaranteed Obligations under and as defined in the Guaranty. The undersigned is and continues to be liable under the Guaranty in accordance with the terms thereof, notwithstanding the execution and delivery of the Amendment.


Dated: April ___, 1998
                                                     NOVOCON INTERNATIONAL, INC.

                                                     By:
                                                            Name:
                                                            Title:


                                    Address: